UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MOTORCAR PARTS OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On July 24, 2020, Motorcar Parts of America, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the 2020 Annual Meeting of Stockholders to be held on September 2, 2020 (the “Proxy Statement”). We are filing this supplement to the Proxy Statement to provide additional information relevant to Proposal No. 4 – Approval of Our Fourth Amended and Restated 2010 Incentive Award Plan.

Share-based Payments

At July 13, 2020, there were 342,000 shares of the Company’s common stock reserved for grants to the Company’s non-employee directors under the 2014 Non-Employee Director Incentive Award Plan (the “2014 Plan”). Under the 2014 Plan, (i) 53,784  of restricted stock units were issued and (ii) 143,909 shares of common stock were available for grant under this plan at July 13, 2020.

At July 13, 2020, there were 3,950,000 shares of common stock reserved for grant to all employees of the Company under the 2010 Incentive Award Plan (the “2010 Plan”). Under the 2010 Plan, (i) 190,198  shares of restricted stock units were outstanding, (ii) options to purchase 1,815,439 shares of common stock were outstanding, (iii) no restricted shares were outstanding, and (iv) 74,920 shares of common stock were available for grant at July 13, 2020.

In addition, at July 13, 2020, options to purchase 48,000 shares of common stock, were outstanding under the 2004 Non-Employee Director Stock Option Plan. No options remain available for grant under this plan.

The shares of common stock issued upon exercise of a previously granted stock option are considered new issuances from shares reserved for issuance upon adoption of the various plans.

Stock Options

The following is a summary of stock option transactions:

	Number of Shares	Weighted Average Exercise Price
Outstanding at March 31, 2020	1,536,123	$18.18
Granted	341,825	$15.14
Exercised	(3,000)	$6.62
Forfeited	(11,509)	$24.20
Outstanding at July 13, 2020	1,863,439	$17.60

At July 13, 2020, options to purchase 627,679 shares of common stock were unvested at the weighted average exercise price of $17.13. Options outstanding at July 13, 2020 had a weighted average remaining life of 6.48 years.

At July 13, 2020, there was $4,418,000 of total unrecognized compensation expense related to unvested stock option awards. Compensation expense related to unvested stock option awards will be recognized over a weighted average vesting period of approximately 2.3 years.

Restricted Stock Units and Restricted Stock (collectively “RSUs”)

The following is a summary of non-vested RSUs:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding at March 31, 2020	201,983	$20.06
Granted	112,293	$15.15
Vested	(70,294)	$22.63
Outstanding at July 13, 2020	243,982	$17.60

At July 13, 2020, there was $3,766,000 of unrecognized compensation expense related to these awards, which will be recognized over the remaining vesting period of approximately 2.2 years.

The Company does not have any unvested shares issued in lieu of cash compensation, nor have any awards been settled solely in cash.